Exhibit 99.1
Intersect ENT Announces Preliminary Revenue for Fourth Quarter of 2020
- Preliminary Unaudited Fourth Quarter 2020 Revenue Expected to be $27.7 to $28.1 Million -
MENLO PARK, Calif. — January 12, 2021 — Intersect ENT, Inc. (Nasdaq: XENT), a global ear, nose and throat (“ENT”) medical technology leader dedicated to transforming patient care, today announced preliminary fourth quarter 2020 revenue and provided a business update.

Fourth Quarter 2020 Overview
•Preliminary and unaudited revenue in the range of $27.7 to $28.1 million.
•SINUVA recorded strong quarterly revenue of approximately $2.5 million.
•VENSURE, for sinus balloon dilation, an acquired Fiagon product line, initiated U.S. sales with revenue of approximately $0.3 million.
•Cash, cash equivalents and restricted cash are expected to be approximately $105 million as of December 31, 2020.
"Our fourth quarter 2020 preliminary revenue demonstrates continued sequential revenue growth driven by continued strength in our PROPEL franchise, record revenue for SINUVA, and the initiation of our new VENSURE sinus balloon dilation business in the U.S.,” said Thomas A. West, President and CEO of Intersect ENT. “In 2020, we advanced key commercial and market access objectives leaving us well-positioned to meet our current objectives across all sites of care. With the addition of Fiagon, we strategically expanded our ENT product offerings and accelerated our entry into the adjacent sinus balloon dilation and sinus surgery navigation markets. We look forward to further scaling our business and supporting growth in 2021 relative to 2019 levels with an increasingly diversified commercial product portfolio, expanding geographic presence, and continuous improvement in operational execution.”
Outlook
Based on current and anticipated elective procedure volumes and referral trends, Intersect ENT expects to grow revenues in 2021 relative to 2019 despite the continuing uncertainties related to the impact of COVID-19.
The fourth quarter 2020 revenue and cash position included in this release are preliminary and prior to the completion of a review by Intersect ENT's external auditors and are therefore subject to adjustment.
Management will provide additional information in conjunction with the release of its full fourth quarter and full year 2020 financial results currently scheduled on Tuesday, March 9.
About Intersect ENT
Intersect ENT is a global ear, nose and throat medical technology leader dedicated to transforming patient care. The Company’s steroid releasing implants are designed to provide mechanical spacing and deliver targeted therapy to the site of disease. In addition, Intersect ENT is continuing to expand its portfolio of products based on the Company’s unique localized steroid releasing technology and is committed to broadening patient access to less invasive and more cost-effective care. In October 2020, Intersect ENT acquired Fiagon AG Medical Technologies, a global leader in electromagnetic surgical navigation solutions with an expansive portfolio of ENT product offerings, including the VENSURE sinus dilation balloon, that complement the Company’s PROPEL® and SINUVA® sinus implants and extend its geographic reach.
For additional information on the Company or the products including risks and benefits please visit www.IntersectENT.com. For more information about PROPEL® (mometasone furoate) sinus implants and SINUVA® (mometasone furoate) sinus implant, please visit www.PROPELOPENS.com and www.SINUVA.com.
Intersect ENT®, PROPEL® and SINUVA® are registered trademarks of Intersect ENT, Inc.

Forward-Looking Statements

The forward-looking statements in this press release are based on Intersect ENT's current expectations and inherently involve significant risks and uncertainties. These statements and risks include: the duration and severity of the COVID-19 pandemic is unknown and could continue, and be more severe, than Intersect ENT currently expects; the unknown state of the U.S. economy following the pandemic, the level of demand for Intersect ENT’s products as the pandemic subsides; the ability of Intersect ENT to effectively and efficiently resume full commercial and manufacturing operations; the time it will take for the economy to recover from the pandemic; and the sufficiency of capital to run the Company through 2022. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, and others which are described in the Company’s latest Form 10-K and 10-Q filed with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). Intersect ENT does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.
CONTACT:
Intersect ENT, Inc.
Randy Meier, 650-641-2105
ir@intersectENT.com